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                                                           EXHIBIT 21.1

                       SUBSIDIARIES OF THE REGISTRANT


NAME                              STATE        DOING BUSINESS AS
- ----                              -----        -----------------
Information Solutions, Inc.      Colorado      Information Solutions, Inc.